SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 2
                          TO CURRENT REPORT ON FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report:     Date of Earliest Event Reported:
                       July 9, 1999     February 10, 1999


                         COMMISSION FILE NUMBER 0-11663


                             CHANCELLOR CORPORATION
             (Exact name of registrant as specified in its charter)

                          MASSACHUSETTS     04-2626079
              (State of other jurisdiction of     (I.R.S. Employer
             incorporation or organization)     Identification No.)

                                210 SOUTH STREET
                           BOSTON, MASSACHUSETTS 02111
              (Address of principal executive offices and zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 368-2700

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ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

The registrant filed on February 12, 1999 a current report on Form 8-K relating to its acquisition of MRB, Inc., a Georgia corporation d/b/a Tomahawk Truck and Trailer Sales; Tomahawk Truck & Trailer Sales, Inc., a Florida corporation; Tomahawk Truck and Trailer Sales of Virginia, Inc., a Virginia corporation; and Tomahawk Truck and Trailer Sales of Missouri, Inc., a Missouri corporation (collectively "Tomahawk") and an amendment on Form 8-K/A dated April 13, 1999 for the purpose of providing the financial statement and information required by
Item 7 of the Form 8-K. The purpose of this Form 8-K/A Amendment No. 2 is to provide revised pro forma financial statements and a description of the total purchase price relating to the subject transaction pursuant to the requirements of Item 301(d) of Regulation S-B.

Chancellor Asset Management Inc. ("CAM"), a wholly owned subsidiary of the Company, entered into a Management Agreement, dated August 1, 1998, as amended August 17, 1998, with Tomahawk. The Management Agreement provided CAM with effective control of Tomahawk's operations as of August 1, 1998. Subsequently, CAM acquired all of the outstanding capital stock of Tomahawk from the two (2) sole shareholders (the "Selling Shareholders") pursuant to a Stock Purchase Agreement (the "Agreement") dated January 29, 1999.

Tomahawk is engaged in a similar line of business as CAM. Tomahawk retails and wholesales used transportation equipment, primarily tractors and trailers. Tomahawk operates five (5) retail centers in Conley, Georgia; Richmond, Virginia; Pompano Beach, Florida; Orlando, Florida; and Kansas City, Missouri. Tomahawk also operates its wholesale division from the Conley, Georgia facility. Tomahawk will operate as a wholly owned subsidiary of the Company, coordinating many operations with the Company to achieve operating efficiencies and synergies.

The purchase price paid by CAM consisted of 4,500,000 shares of Common Stock of Chancellor (valued at $.96 per share) and future cash consideration pursuant to an earn-out (the "Earn-Out") as provided for in the Agreement. The Earn-Out provides that each of the Selling Shareholders will be paid an amount equal to seven and one-half percent (7.5%) of the Adjusted Pre-Tax Earnings of Tomahawk. The Earn-Out, which is paid on a quarterly basis, begins in the fiscal year ended December 31, 1999 and ends in the fiscal year ended December 31, 2004. In connection with this Agreement, CAM loaned the Selling Shareholders a total of $500,000 pursuant to certain promissory notes payable that are payable in full on January 29, 2004.

The Agreement also: i) nominates one of the Selling Shareholders as a director of Chancellor's Board of Directors; ii) elects both of the Selling Shareholders as directors of CAM's Board of Directors; iii) provides for Employment Agreements for the Selling Shareholders over a period of five years with base salaries of $200,000 per annum; iv) prohibits the Selling Shareholders from competing against CAM or Tomahawk, or soliciting former employees and customers of Tomahawk; v) provides for Tomahawk to lease from the Selling Shareholders the Conley, Georgia facility at fair market value rents of approximately $8,500 per month; and vi) provides CAM an option to purchase from the Selling Shareholders the Conley, Georgia facility for an amount not to exceed $950,000.

This transaction has been recorded in accordance with the purchase method of accounting. As a result of the effect on the transaction of the Management Agreement, as amended, the designated date of this transaction for accounting purposes is August 1, 1998. In connection with this transaction, CAM assumed liabilities of approximately $6,414,000 and incurred acquisition costs of approximately $3,405,000. The excess of the purchase price over net assets of approximately $7,695,000 has been recorded in intangibles. Approximately
$154,000  of  intangibles  has  been  amortized  as  of  December  31,  1998.

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ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS


(a)     Pro  Forma  Financial  Information  (unaudited):

Exhibit 99.1 filed herewith contains the following pro forma condensed financial statements as required by Article 11 of Regulation S-X and Item 301(d) of Regulation S-B:

Pro  Forma  Balance  Sheet  as  of  December  31,  1998

Pro  Forma  Statements  of  Operations for the years ended December 31, 1998 and
1997

(b)     Exhibits:

Exhibit 99.1 The unaudited pro forma condensed balance sheet as of December 31, 1998, and statements of operations for the years ended December 31, 1998 and 1997.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CHANCELLOR  CORPORATION


                                   By:        /s/  Franklyn  E.  Churchill______
                                        ----------------------------------------
                                        Franklyn  E.  Churchill,  President

Date:  July  9,  1999

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                                  EXHIBIT INDEX

Exhibit  No.     Description


99.1 The unaudited pro forma condensed balance sheet as of December 31, 1998, and statements of operations for the years ended December 31, 1998 and 1997.